UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 1, 2007

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 E. Houston, San Antonio, Texas	78205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 1, 2007, the registrant AT&T Inc. ("AT&T" or the "Company") provided irrevocable notice to the Bank of New York, as trustee (the “Trustee”), that the Company will redeem all of its outstanding $500 million principal amount 7.00% Public Income Notes due June 1, 2041, in accordance with the terms of its Indenture dated as of November 1, 1994 with the Trustee. The redemption date will be July 6, 2007.

AT&T intends to fund the redemption of this debt issuance primarily by issuing commercial paper and also with funds from operations. The Company expects the aggregate cash payment to be approximately $503 million, including accrued interest. The Company expects the redemption to result in a pre-tax charge of approximately $13 million to AT&T’s third-quarter 2007 financial results, representing the unamortized discounts and debt issuance costs.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in SBC’s filings with the Securities and Exchange Commission. SBC disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: June 4, 2007	By: /s/ John J. Stephens John J. Stephens Senior Vice President and Controller